M  A  C  K  -  C  A  L  I     R  E  A  L  T  Y     C  O  R  P  O  R  A  T  I  O  N

NEWS RELEASE

For Immediate Release

Contact:	Barry Lefkowitz Executive Vice President and Chief Financial Officer (732) 590-1000	Ilene Jablonski Senior Director, Marketing and Public Relations (732) 590-1000

MACK-CALI REALTY CORPORATION
ANNOUNCES FIRST QUARTER RESULTS

Edison, New Jersey—April 28, 2011—Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the first quarter 2011.

Recent highlights include:

-	Reported funds from operations of $0.70 per diluted share;

-	Reported net income of $0.19 per diluted share;

-	Completed a public offering of 7.2 million shares of common stock; and

-	Declared $0.45 per share quarterly cash common stock dividend.

FINANCIAL HIGHLIGHTS

Funds from operations (FFO) available to common shareholders for the quarter ended March 31, 2011 amounted to $67.3 million, or $0.70 per share.

Net income available to common shareholders for the first quarter 2011 equaled $15.7 million, or $0.19 per share.  Total revenues for the first quarter 2011 were $186.3 million.

All per share amounts presented above are on a diluted basis.

The Company had 86,933,001 shares of common stock, 10,000 shares of 8 percent Series C cumulative redeemable perpetual preferred stock ($25,000 liquidation value per share), and 12,878,404 common operating partnership units outstanding as of March 31, 2011.  The Company had a total of 99,811,405 common shares/common units outstanding at March 31, 2011.

As of March 31, 2011, the Company had total indebtedness of approximately $1.9 billion, with a weighted average annual interest rate of 6.55 percent.

The Company had a debt-to-undepreciated assets ratio of 33.4 percent at March 31, 2011. The Company had an interest coverage ratio of 3.2 times for the quarter ended March 31, 2011.

"While we anticipated a particularly challenging quarter due to scheduled lease expirations, we saw solid leasing activity and are hopeful this will continue.  In the first quarter, we also took advantage of the improving capital markets environment and completed the sale of 7.2 million shares of common stock, netting us proceeds of $227 million.  This successful execution enhanced our financial flexibility," commented Mitchell E. Hersh, president and chief executive officer.

FINANCING TRANSACTION

On February 18, 2011, the Company completed a public offering of 7,187,500 shares of common stock and used the net proceeds, which totaled approximately $227.4 million (after offering costs) primarily to repay borrowings under its unsecured revolving credit facility.

DIVIDENDS

In March, the Company’s Board of Directors declared a cash dividend of $0.45 per common share (indicating an annual rate of $1.80 per common share) for the first quarter 2011, which was paid on April 15, 2011 to shareholders of record as of April 5, 2011.

The Board also declared a cash dividend on the Company’s 8 percent Series C cumulative redeemable perpetual preferred stock ($25 liquidation value per depositary share, each representing 1/100th of a share of preferred stock) equal to $0.50 per depositary share for the period January 15, 2011 through April 14, 2011.  The dividend was paid on April 15, 2011 to shareholders of record as of April 5, 2011.

LEASING INFORMATION

Mack-Cali’s consolidated in-service portfolio was 88.2 percent leased at March 31, 2011, as compared to 89.1 percent leased at December 31, 2010.

For the quarter ended March 31, 2011, the Company executed 148 leases at its consolidated in-service portfolio totaling 1,128,595 square feet, consisting of 882,130 square feet of office space and 246,465 square feet of office/flex space.  Of these totals, 247,784 square feet were for new leases and 880,811 square feet were for lease renewals and other tenant retention transactions.

Highlights of the quarter’s leasing transactions include:

NORTHERN NEW JERSEY:
-
The Bank of Tokyo-Mitsubishi UFJ, Ltd., a subsidiary of Mitsubishi UFJ Financial Group, signed a renewal for 137,076 square feet at Harborside Financial Center Plaza 3 in Jersey City.  The 725,600 square-foot office building is 95.6 percent leased.

-
Jefferies & Company Inc., an investment bank and operating subsidiary of Jefferies Group, Inc., signed a new lease for 62,763 square feet at 101 Hudson Street in Jersey City.  Jefferies also extended the term of 55,560 square feet at Harborside Financial Center Plaza 3.  101 Hudson Street is a 1,246,283 square-foot office building that is 87.2 percent leased.

-
Movado Group Inc., one of the world’s premier watchmakers, signed a renewal for 90,050 square feet at Mack-Cali Centre II, located at 650 From Road in Paramus.  The 348,510 square-foot office building is 80.5 percent leased.

-	Fiserv Solutions Inc., an information technology provider, signed a renewal for the entire 75,000 square-foot office building at 250 Johnson Road in Morris Plains.

-
Leo Pharma Inc., a global pharmaceutical company, signed transactions totaling 29,134 square feet including a renewal for 12,654 square feet and an expansion for 16,480 square feet at One Sylvan Way in Parsippany.  The 150,557 square-foot office building, located in Mack-Cali Business Campus, is 85.1 percent leased.

-
Universal Hospital Services, Inc., a medical equipment management solutions provider, signed a renewal for 21,245 square feet at 1 Center Court in Totowa.  The 38,961 square-foot office/flex building, located in Mack-Cali Commercenter, is 100 percent leased.

CENTRAL NEW JERSEY:
-
Lomurro, Davison, Eastman & Munoz, P.A., a law firm, signed a renewal for 26,827 square feet at 100 Willowbrook Road in Freehold.  The 60,557 square-foot office building, located in Monmouth Executive Center, is 64.2 percent leased.

-	The Travelers Indemnity Co., an insurance company, signed a renewal for 24,450 square feet at 343 Thornall Street in Edison. The 195,709 square-foot office building is 94.8 percent leased.

WESTCHESTER COUNTY, NEW YORK:
-
Quintiles, Inc., a pharmaceutical services organization, signed a renewal for 18,620 square feet at 8 Skyline Drive in Hawthorne.  The 50,000 square-foot office/flex building, located in Mid-Westchester Executive Park, is 98.7 percent leased.

MANHATTAN, NEW YORK:
-
Wilson, Elser, Moskowitz, Edelman & Dicker, LLP, a law firm, signed a new lease for 37,404 square feet at 125 Broad Street in Manhattan.  Mack-Cali’s ownership interests in the building of 524,476 square-feet are 65.8 percent leased.

SUBURBAN PHILADELPHIA:
-
Merchant Services, Inc., a credit card processing company, signed transactions totaling 24,000 square feet at 102 Commerce Drive in Moorestown, New Jersey including a renewal for 19,200 square feet and an expansion of 4,800 square feet.  The 38,400 square-foot office/flex building, located in Moorestown West Corporate Center, is 100 percent leased.

Included in the Company’s Supplemental Operating and Financial Data for the first quarter 2011 are schedules highlighting the leasing statistics for both the Company’s consolidated and joint venture properties.

The supplemental information is available on Mack-Cali’s website, as follows:
http://www.mack-cali.com/file-uploads/1st.quarter.sp.11.pdf

ADDITIONAL INFORMATION

The Company expressed comfort with net income and FFO per diluted share for the full year 2011, as follows:

Full Year
2011 Range
Net income available to common shareholders	$0.61 - $0.81
Add: Real estate-related depreciation and amortization	2.00
Funds from operations available to common shareholders	$2.61 - $2.81

These estimates reflect management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections.  Actual results could differ from these estimates.

An earnings conference call with management is scheduled for today, April 28, 2011 at 10:00 a.m. Eastern Time, which will be broadcast live via the Internet at:
http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=96021&eventID=3943010

The live conference call is also accessible by calling (913) 312-0976 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali’s website at http://www.mack-cali.com beginning at 2:00 p.m. Eastern Time on April 28, 2011 through May 5, 2011.

A replay of the call will also be accessible during the same time period by calling (719) 457-0820 and using the pass code 6213199.

Copies of Mack-Cali’s Form 10-Q and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

First Quarter 2011 Form 10-Q:
http://www.mack-cali.com/file-uploads/1st.quarter.10q.11.pdf

First Quarter 2011 Supplemental Operating and Financial Data:
http://www.mack-cali.com/file-uploads/1st.quarter.sp.11.pdf

In addition, these items are available upon request from:
Mack-Cali Investor Relations Department
343 Thornall Street, Edison, New Jersey 08837-2206
(732) 590-1000 ext. 1143

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before minority interest of unitholders, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains (or losses) from extraordinary items and sales of depreciable rental property (which the Company believes includes unrealized losses on properties held for sale), plus real estate-related depreciation and amortization.  The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT.  The Company further believes that by excluding the effect of depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.  FFO per share should not be considered as an alternative to net income per share as an indication of the Company’s performance or to cash flows as a measure of liquidity.  FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition.  However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”).  A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

Mack-Cali Realty Corporation is a fully integrated, self-administered, self-managed real estate investment trust (REIT) providing management, leasing, development, construction and other tenant-related services for its class A real estate portfolio. Mack-Cali owns or has interests in 277 properties, primarily office and office/flex buildings located in the Northeast, totaling approximately 32.2 million square feet.  The properties enable the Company to provide a full complement of real estate opportunities to its diverse base of over 2,000 tenants.

Additional information on Mack-Cali Realty Corporation is available on the Company’s website at www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Annual Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”).  In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein.  Investors may not rely on the press release without reference to the 10-Q and the Public Filings.

Statements made in this press release may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology.  Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested.  Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading “Disclosure Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Reports on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference.  The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Mack-Cali Realty Corporation
Consolidated Statements of Operations
(in thousands, except per share amounts) (unaudited)

	Quarter Ended March 31,
Revenues	2011	2010
Base rents	$149,423	$152,693
Escalations and recoveries from tenants	27,584	26,119
Construction services	3,799	10,862
Real estate services	1,232	1,977
Other income	4,292	2,932
Total revenues	186,330	194,583

Expenses
Real estate taxes	25,045	22,161
Utilities	20,105	19,826
Operating services	30,816	28,681
Direct construction costs	3,582	10,293
General and administrative	8,629	8,414
Depreciation and amortization	48,148	48,490
Total expenses	136,325	137,865
Operating income	50,005	56,718

Other (Expense) Income
Interest expense	(31,339)	(39,071)
Interest and other investment income	10	21
Equity in earnings (loss) of unconsolidated joint ventures	(101)	(522)
Total other (expense) income	(31,430)	(39,572)
Income from continuing operations	18,575	17,146
Discontinued Operations:
Income (loss) from discontinued operations	--	231
Net income	18,575	17,377
Noncontrolling interest in consolidated joint ventures	110	87
Noncontrolling interest in Operating Partnership	(2,456)	(2,422)
Noncontrolling interest in discontinued operations	--	(33)
Preferred stock dividends	(500)	(500)
Net income available to common shareholders	$15,729	$14,509

PER SHARE DATA:
Basic earnings per common share	$ 0.19	$ 0.18

Diluted earnings per common share	$ 0.19	$ 0.18

Basic weighted average shares outstanding	82,948	78,973

Diluted weighted average shares outstanding	96,015	92,450

Mack-Cali Realty Corporation
Statements of Funds from Operations
(in thousands, except per share/unit amounts) (unaudited)

	Quarter Ended March 31,
	2011	2010
Net income available to common shareholders	$15,729	$14,509
Add: Noncontrolling interest in Operating Partnership	2,456	2,422
Noncontrolling interest in discontinued operations	--	33
Real estate-related depreciation and amortization on continuing operations (1)	49,115	49,471
Real estate-related depreciation and amortization on discontinued operations	--	107
Funds from operations available to common shareholders (2)	$67,300	$66,542

Diluted weighted average shares/units outstanding (3)	96,015	92,450

Funds from operations per share/unit – diluted	$ 0.70	$ 0.72

Dividends declared per common share	$ 0.45	$ 0.45

Dividend payout ratio:
Funds from operations-diluted	64.20%	62.52%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$ 3,594	$1,986
Tenant improvements and leasing commissions (4)	$ 9,157	$7,968
Straight-line rent adjustments (5)	$ 2,222	$2,288
Amortization of (above)/below market lease intangibles, net (6)	$ 209	$ 607

(1)	Includes the Company’s share from unconsolidated joint ventures of $1,085 and $1,106 for the quarter ended March 31, 2011 and 2010, respectively.
(2)
 Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion, see “Information About FFO” in this release.

(3)
 Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (12,952 shares and 13,365 shares for the quarter ended quarter ended March 31, 2011 and 2010, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

(4)	Excludes expenditures for tenant spaces that haven’t been owned for at least a year or were vacant for more than a year.
(5)	Includes the Company’s share from unconsolidated joint ventures of $63 and $25 for the quarter ended March 31, 2011 and 2010, respectively.
(6)	Includes the Company’s share from unconsolidated joint ventures of $0 and $8 for the quarter ended March 31, 2011 and 2010, respectively.

Mack-Cali Realty Corporation
Statements of Funds from Operations Per Diluted Share
(amounts are per diluted share, except share count in thousands) (unaudited)

	Quarter Ended March 31,
	2011	2010
Net income available to common shareholders	$ 0.19	$ 0.18
Add: Real estate-related depreciation and amortization on continuing operations (1)	0.51	0.54
Funds from operations available to common shareholders (2)	$ 0.70	$ 0.72

Diluted weighted average shares/units outstanding (3)	96,015	92,450

(1)	Includes the Company’s share from unconsolidated joint ventures of $0.01 and $0.01 for the quarter ended March 31, 2011 and 2010, respectively.
(2)
Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT) definition.  For further discussion , see “Information About FFO” in this release.

(3)
Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (12,952 shares and 13,365 shares for the quarter ended March 31, 2011 and 2010, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation
Consolidated Balance Sheets
(in thousands, except share amounts) (unaudited)

	March 31,	December 31,
	2011	2010
Assets:
Rental property
Land and leasehold interests	$ 771,998	$ 771,960
Buildings and improvements	3,975,224	3,970,177
Tenant improvements	458,969	470,098
Furniture, fixtures and equipment	4,260	4,485
	5,210,451	5,216,720
Less-accumulated deprec. & amort.	(1,295,339)	(1,278,985)
Net investment in rental property	3,915,112	3,937,735
Cash and cash equivalents	10,728	21,851
Investments in unconsolidated joint ventures	33,239	34,220
Unbilled rents receivable, net	128,708	126,917
Deferred charges and other assets, net	211,985	212,038
Restricted cash	19,824	17,310
Accounts receivable, net	10,994	12,395

Total assets	$4,330,590	$4,362,466

Liabilities and Equity:
Senior unsecured notes	$1,118,655	$1,118,451
Revolving credit facility	16,000	228,000
Mortgages, loans payable and other obligations	742,212	743,043
Dividends and distributions payable	45,415	42,176
Accounts payable, accrued expenses and other liabilities	93,376	101,944
Rents received in advance and security deposits	53,302	57,877
Accrued interest payable	16,046	27,038
Total liabilities	2,085,006	2,318,529
Commitments and contingencies

Equity:
Mack-Cali Realty Corporation stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized, 10,000
and 10,000 shares outstanding, at liquidation preference	25,000	25,000
Common stock, $0.01 par value, 190,000,000 shares authorized,
86,933,001 and 79,605,474 shares outstanding	869	796
Additional paid-in capital	2,514,720	2,292,641
Dividends in excess of net earnings	(583,556)	(560,165)
Total Mack-Cali Realty Corporation stockholders’ equity	1,957,033	1,758,272

Noncontrolling interests in subsidiaries:
Operating Partnership	286,215	283,219
Consolidated joint ventures	2,336	2,446
Total noncontrolling interests in subsidiaries	288,551	285,665

Total equity	2,245,584	2,043,937

Total liabilities and equity	$4,330,590	$4,362,466